UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Assured Pharmacy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0233878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2595 Dallas Parkway, Suite 206, Frisco, Texas 75034
(Address of principal executive offices) (Zip Code)

(972) 668-7394
(Issuer’s telephone number)

Securities to be registered under Section 12(b) of the Exchange Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None.	None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration file number to which this form relates:   333-181361

Securities to be registered pursuant to Section 12(g) of the Act:       Common Stock, $0.001 par value

__________________________
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933, No. 333-181361, filed on May 11, 2012, as amended, is incorporated herein by reference, including specifically the “Description of Securities” appearing on pages 58 through 63 of the Prospectus contained therein.

Item 2.    Exhibits.

None.

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

Assured Pharmacy, Inc.,
A Nevada corporation

By:  /s/  Robert DelVecchio
Name:   Robert DelVecchio
Title:     President and Chief Executive Officer

Date: November 13, 2012